NATIXIS ETF TRUST

ACREEMENT AND DECLARATION OF TRUST

THIS AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts, effective on July 19, 2011 by the Trustees hereunder and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided:

WITNESSETH that

WHEREAS, this Trust has been formed to carry on the business of an investment company; and

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustee hereunder, IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares in this Trust as hereinafter set forth.

ARTICLE I

Name and Definitions

Section 1. Trust shall be known as “Natixis ETF Trust” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “Trust” refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended or restated from time to time;

(b) “Trustees” refers to the person or persons signatory hereto, so long as he, she or they continue in office in accordance with the terms of this Declaration of Trust, and all other persons who may from time to time be duly elected or appointed in accordance with Article IV hereof;

(c) “Shares” means the equal proportionate units of interest into which the beneficial interest in the Trust or in the Trust property belonging to any Series of the Trust or in any class of Shares of the Trust (as the context may require) shall be divided from time to time;

(d) “Shareholder” means a record owner of Shares;

(e) “1940 Act” refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

(f) The terms “Commission” and “principal underwriter” shall have the meanings given them in the 1940 Act;

(g) “Declaration of Trust” or “Declaration” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

(h) “By-Laws” shall mean the By-Laws of the Trust, as amended from time to time;

(i) “Series Company” refers to the form of registered open-end investment company described in Section 18(£)(2) of the 1940 Act or in any successor statutory provision;

(j) “Series” refers to Series of Shares established and designated under or in accordance with the provisions of Article III;

(k) “Multi-Class Series” refers to Series of Shares established and designated as Multi-Class Series under or in accordance with the provisions of Article III, Section 6; and

(l) The terms “class” and “class of Shares” refer to each class of Shares into which the Shares of any Multi-Class Series may from time to time be divided in accordance with the provisions of Article III.

ARTICLE II

Purpose of Trust

The purpose of the Trust is to engage in the business of a management investment company.

ARTICLE III

Shares

Section 1. Division of Beneficial Interest. The Shares of the Trust shall be issued in one or more Series as the Trustees may, without shareholder approval, authorize. Each Series shall be preferred over all other Series in respect of assets specifically allocated to that Series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Trust. The beneficial interest in each Series shall at all times be divided into an unlimited number of Shares, without par value, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the Series with each other Share of the same Series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide the Shares of any Series into two or more classes, Shares of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine or as shall be set forth in the By-Laws. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interest in the Series or Class.

Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and class and as to the number of Shares of each Series and class held from time to time by each.

Section 3. Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration as they from time to time authorize.

Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee nor agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 5. Power of Trustees to Change Provisions Relating to Shares.

Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as that; Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust; provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders. The establishment and designation of any Series of Shares shall be effective upon the adoption by vote or written consent of a majority of the then Trustees of a resolution setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such resolution. The establishment and designation of any class of Shares shall be effective upon the adoption by vote or written consent of a majority of the then Trustees of a resolution setting forth such establishment and designation and the relative rights and preferences of such class and such eligibility requirements for investment therein as the Trustees may determine, or as otherwise provided in such resolution.

Without limiting the generality of the foregoing, the Trustees shall have the power to, and may, without the approval of Shareholders, for the above-stated purposes, amend the Declaration of Trust to:

(a) create one or more Series or classes of Shares (in addition to any Series or classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular Series or classes in accordance with such eligibility requirements;

(b) amend any of the provisions set forth in paragraphs (a) through (j) of Section 6 of this Article III;

(c) combine one or more Series or classes of Shares into a single Series or class on such terms and conditions as the Trustees shall determine or consolidate, merge or transfer assets of the Trust or a Series as set forth in Article VIII, Section 5;

(d) change or eliminate any eligibility. requirements for investment in Shares of any Series or class, including without limitation the power to provide for the issue of Shares of any Series or class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

(e) change the designation of any Series or class of Shares

(f) change the method of allocating dividends among the various Series and classes of Shares;

(g) allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series or classes of Shares; and

(h) specifically allocate assets to any or all Series of Shares or create one or more additional Series of Shares which are preferred over all other Series of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series or any classes of Shares thereof.

Section 6. Establishment and Designation of Series and Classes.

Shares of each Series shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth below, together with such other rights and preferences relative to such other classes as are set forth in any resolution of the Trustees establishing and designating such Series or class of Shares:

(a) Assets belonging to Series. Subject to the provisions of paragraph (c) of this Section 6:

All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of that Series, and shall be so recorded upon the books of account of the Trust Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets belonging to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b) Liabilities Belonging to Series. Subject to the provisions of paragraph (c) of this Section 6:

The assets belonging to each particular Series shall be charged solely with the liabilities of the Trust in respect to that Series, the expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series but which are allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so charged to a Series are herein referred to as “liabilities belonging to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(c) Apportionment of Assets etc. in Case of Multi-Class Series. In the case of any Multi-Class Series, to the extent necessary or appropriate to give effect to the relative rights and preferences of any classes of Shares of such Series, (i) any assets, income, earnings, profits, proceeds, liabilities, expenses, charges, costs and reserves belonging or attributable to that Series may be allocated or attributed to a particular class of Shares of that Series or apportioned among two or more classes of Shares of that Series; and (ii) Shares of any class of such Series may have priority or preference over Shares of other classes of such Series with respect to dividends or distributions upon termination of the Trust or of such Series or class or otherwise, provided that no Share shall have any priority or preference over any other Shares of the same class and that all dividends and distributions to Shareholders of a particular class shall be made ratably among all Shareholders of such class according to the number of Shares of such class held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination, as the case may be.

(d) Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series or class) with respect to, nor any redemption or repurchase of, the Shares of any Series or class shall be effected by the Trust other than from the assets belonging to such Series or attributable to such class, nor shall any Shareholder of any particular Series or class otherwise have any right or claim against the assets belonging to any other Series or attributable to any other class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or class.

(e) Voting. Notwithstanding any of the other provisions of this Declaration, including, without limitation, Section 1 of Article V, and except to the extent required by applicable law, the Shareholders of any particular Series or class shall not be entitled to vote on any matters as to which such Series or class is not affected. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the By-Laws, be voted in the aggregate as a single class without regard to Series or class of Shares, except that (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more Series or classes of Shares materially differently, Shares shall be voted by individual Series or class and (2) when the matter affects only the interests of one or more Series or classes, only Shareholders of such Series or classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees.

(f) Equality. Except to the extent necessary or appropriate to give effect to the relative rights and preferences of any classes of Shares of a Multi-Class Series, all the Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series. All the Shares of each particular class of Shares within a Multi-Class Series shall represent an equal proportionate interest in the assets belonging to such Series that are attributable to such class (subject to the liabilities attributable to such class), and each Share of any particular class within a Multi-Class Series shall be equal to each other Share of such class.

(g) Fractions. Any fractional Share of a Series or class shall carry proportionately all the rights and obligations of a whole Share of that Series or class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(h) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or class shall have the right to exchange said Shares for Shares of one or more other Series or classes of Shares in accordance with such requirements and procedures as may be established by the Trustees.

(i) Combination of Series or Classes. Without limiting the authority of the Trustees set forth in Article VIII, Section 5, the Trustees shall have the authority, without the approval of the Shareholders of any Series or class unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series or attributable to any class into assets and liabilities belonging to a single Series or attributable to a single class.

(j) Elimination of Series or Class. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may abolish and rescind the establishment and designation of that Series by vote or written consent of a majority of the then Trustees. At any time that there are no Shares outstanding of any particular class previously established and designated of a Multi-Class Series, the Trustees may abolish that class and rescind the establishment and designation thereof by vote or written consent of a majority of the then Trustees.

Section 7. Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series or class and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series (or attributable to the class) of which he or she is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

Section 8. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Section 9. Derivative Claims; Direct Claims. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable nonmonetary injury to the Trust or series or class of Shares would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or Series, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders.

No class of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration of Trust or the 1940 Act (excepting rights of action permitted under section 36(b) of the 1940 Act), nor shall any single Shareholder who is similarly situated to one or more other Shareholders with respect to the alleged injury have the right to bring such an action, unless the class of Shareholders or Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the class of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or series or class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made in their business judgment and shall be binding on all Shareholders.

ARTCLE IV

The Trustees

Section 1. Election and Tenure. The Trustees may fix the number of Trustees, fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees, or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns; or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose and to the extent required by applicable law, including paragraphs (a) and (b) of Section 16 of the 1940 Act.

Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 3. Powers. Subject to the provisions of this Declaration of rust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter. In addition to the foregoing, the Trustees of the Trust who are not “Interested Persons” (as defined in Section 2(a)(l9) of the Investment Company Act of 1940 (or exempted from being an “interested person” by any rule, regulation or order of the Securities and Exchange Commission)) of the Trust shall have the power to hire employees and other agents and experts necessary to carry out their duties, as determined by the trustees of the Trust who are not Interested persons of the Trust in their discretion.

Without limiting the foregoing, the Trustees shall have power and authority:

(a) To invest and reinvest cash, and to hold cash uninvested;

(b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other property;

(e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

(f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(j) To borrow funds or other property;

(k) To endorse or guarantee the payment of any notes or other obligations of any person; and to make contracts of guaranty or surety ship, or otherwise assume liability for payment of such notes or other obligations;

(1) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability; and

(m) To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, administrators, investment advisers or managers, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors, and such other expenses and charges, as the Trustees may deem necessary or proper to incur.

Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 6. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

Section 7. Advisory. Management and Distribution Contracts. Subject to such requirements and restrictions as may be set forth in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series or class with any corporation, trust, association or other organization (a “Manager”); and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for a Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with a Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Trustees may determine.

The fact that:

(i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or affiliate or agent of or for any corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing, custodian or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter’s or distributor’s contract or transfer, shareholder servicing, custodian or other agency contract with one or more other corporations, trusts, associations or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE V

Shareholders’ Voting Powers and Meetings

Section 1. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section l, (ii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article VIII, Section 8, (iii) to the extent provided in Article III, Section 9 as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (iv) with respect to the termination of the Trust or any Series or class to the extent and as provided in Article VIII, Section 4, (v) to remove Trustees from office to the extent and as provided in Article V, Section 6 and (vi) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. The number of votes that each whole or fractional Share shall be entitled to vote as to any matter on which it is entitled to vote shall be as specified in the By-Laws. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series or class are outstanding the Trustees may exercise all rights of Shareholders of that Series or class with respect to matters affecting that Series or class and may with respect to that Series or class take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders thereof.

Section 2. Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place within or outside the Commonwealth of Massachusetts designated by the Trustees. Notice of any meeting of Shareholders, stating the time and place of the meeting, shall be given or caused to be given by the Trustees to each Shareholder by mailing such notice, postage prepaid, at least seven days before such meeting, at the Shareholder’s address as it appears on the records of the Trust, or by facsimile or other electronic transmission, at least seven days before such meeting, to the telephone or facsimile number or e-mail or other electronic address most recently furnished to the Trust (or its agent) by the Shareholder .. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 3. Quorum and Required Vote. Except when a larger quorum is required by law, by the By-Laws or by this Declaration of Trust, 30% of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. When any one or more Series or classes is to vote as a single class separate from any other Shares which are to vote on the same matters as a separate class or classes, 30% of the Shares of each such class entitled to vote shall constitute a quorum at a Shareholders’ meeting of that class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may he held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of 1he Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of 1his Declaration of Trust or the By-Laws or by law. If any question on which the Shareholders are entitled to vote would adversely affect 1he rights of any Series or class of Shares, the vote of a majority (or such larger vote as is required as aforesaid) of 1he Shares of such Series or class which are entitled to vote, voting separately, shall also be required to decide such question.

Section 4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting of Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws or by law) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

Section 6. Removal of Trustees. No natural person shall serve as Trustee after the holders of record of not less than two-1hirds of the outstanding Shares have declared that such Trustee be removed from that office either by declaration in writing filed with the Trust’s custodian or by votes cast in person or by proxy at a meeting called for the purpose. The Trustees shall call a meeting of Shareholders for the purpose of voting upon the question of removal of any Trustee to the extent required by the 1940 Act.

ARTICLE VI

Net Income, Distributions, and Redemptions and Repurchases

Section 1. Distributions of Net Income. The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of each Series out of the assets of such Series such amounts as the Trustees may determine. Except as otherwise permitted by Section 6 of Article III in the case of Multi-Class Series, all dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders and recorded on the books of the Trust at the date and time of record established for the payment of such dividend or distributions.

The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves of any Series or class may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner provided in the By-Laws. Determinations of net income of any Series or class and determinations of income, asset value, capital gains, expenses and liabilities made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

If, for any reason, the net income of any Series or class determined at any time is a negative amount, the pro rata share of such negative amount allocable to each Shareholder of such Series or class shall constitute a liability of such Shareholder to that Series or class which shall be paid out of such Shareholder’s account at such times and in such manner as the Trustees may from time to time determine (x) out of the accrued dividend account of such Shareholder, (y) by reducing the number of Shares of that Series or class in the account of such Shareholder or (z) otherwise.

Section 2. Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption, including without limitation, prescribed numbers of Shares which must be presented together for redemption, as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the By-Laws and the applicable provisions of the 1940 Act. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is received in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the New York Stock Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series or attributable to any class thereof or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series the Shares of which are being redeemed. The fair value, selection and quantity of any securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

Section 3. Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof: (i) if at such time such Shareholder owns Shares of any Series or class having an aggregate net asset value of less than an amount determined from time to time by the Trustees; (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage determined from time to time by the Trustees of the outstanding Shares of the Trust or of any Series or class; (iii) if the Trustees determine that such Shareholder is engaging in conduct that is harmful to the Trust or any Series or class; or (iv) if the Trustees otherwise determine such redemption to be necessary or appropriate.

ARTICLE VII

Compensation and Limitation of Liability of Trustees

Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2. Limitation of Liability. No Trustee, officer, employee or agent of the Trust shall be subject to any liability whatsoever to any person in connection with Trust property or the affairs of the Trust, and no Trustee shall be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or principal underwriter of the Trust or for the act or omission of any other Trustee. For the sake of clarification and without limiting the foregoing, the appointment, designation or identification of a Trustee as the chairman of the Board, the lead or assistant lead independent Trustee, a member or chairman of a committee of the Board, an expert on any topic or in any area (including an audit committee financial expert) or as having any other special appointment, designation or identification shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee’s rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) he held to a higher standard of care by virtue thereof or (y) be limited with respect to any indemnification to which such Trustee would otherwise be entitled. Nothing in this Declaration of Trust, including without limitation anything in this Article VII, Section 2, shall protect any Trustee, officer, employee or agent of the Trust against any liabilities to the Trust or its Shareholders to which he, she or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office or position with or on behalf of the Trust.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE VIII

Miscellaneous

Section 1. Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or any Series or class shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular Series or attributable to a particular class, only to the assets belonging to the relevant Series or attributable to the relevant class, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officer or officers or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series or attributable to the class for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or she or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.

Section 2. Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith; gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 4. Termination of Trust, Series or Class. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least 66-2/3% of the Shares of each Series entitled to vote and voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series or class may be terminated at any time by vote of at least 66-2/3% of the Shares of that Series or class, or by the Trustees by written notice to the Shareholders of that Series or class. Nothing in this Declaration of Trust or the By-Laws shall restrict the power of the Trustees to terminate any Series or class of Shares by written notice to the Shareholders of such Series, whether or not such Shareholders have voted (or are proposed to vote) with respect to a merger, reorganization, sale of assets or similar transaction involving such Series or class of Shares.

Upon termination of the Trust (or any Series or class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series (or the applicable Series or attributable to the particular class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging, severally, to each Series (or the applicable Series or attributable to the particular class, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series (or the applicable Series or attributable to the particular class, as the case may be), to the Shareholders of that Series (or class, as the case may be), as a Series (or class, as the case may be), ratably according to the number of Shares of that Series (or class, as the case may be) held by the several Shareholders on the date of termination.

Section 5. Reorganizations. The Trust, or any one or more Series of the Trust, may, either as the successor, survivor or non-survivor, (1) consolidate or merge with one or more other trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any jurisdiction, to form a consolidated or merged trust, series, sub- trust, partnership, limited liability company, association or corporation under the laws of any jurisdiction under the laws of which any one of the constituent entities is organized or (2) transfer all or a substantial portion of its assets to one or more other trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other jurisdiction, or have one or more such trusts, series, sub-trusts, partnerships, limited liability companies, associations or corporations transfer all or a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust, or one or more Series, as the case may be, in connection therewith. Unless otherwise required by applicable law, any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of Shareholders of the Trust or relevant Series.

Section 6. Filing of Copies, Reference, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or to control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 7. Applicable Law. This Declaration of Trust is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 8. Amendments. Except as specifically provided herein, the Trustees may without shareholder vote amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration of Trust. Shareholders shall have the right to vote (a) on any amendment that would affect their right to vote granted in Section 1 of Article V; (b) on any amendment to this Section 8; (c) on any amendment as may be required by law or by the Trust’s registration statement filed with the Commission; and (d) on any amendment submitted to them by the Trustees. Any required or permitted to be submitted to Shareholders of one or more Series or classes that, as the Trustees determine, shall affect the Shareholders of one or more Series or classes shall be authorized by a vote of the Shareholders of each Series or class affected and no vote of shareholders of a Series or Class not affected shall be required.

Section 9. Addresses. The address of the Trust is 399 Boylston Street, Boston, Massachusetts 02116. The address of each of the Trustees is 399 Boylston Street, Boston, Massachusetts 02116.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand as of the day first above written.

/s/ Coleen Downs Dinneen
Coleen Downs Dinneen

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